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                                                                    Exhibit 99.1

                                  CERTIFICATION

I, Albert P.L. Stroucken, certify that this annual report on Form 10-K405 of H.B. Fuller Company

         (a) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

         (b) that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of H.B. Fuller Company.

Date: February 28, 2003

/s/ Albert P.L. Stroucken
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Albert P.L. Stroucken
Chairman, President and Chief Executive Officer